                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT ("Agreement") is made and entered into effective as of the ___ day of ___________, 1997 (the "Effective Date"), by and among PREMIER BANCSHARES, INC., a Georgia corporation ("the Company"); PREMIER LENDING CORPORATION, a wholly-owned Georgia banking subsidiary of the Company ("Employer"); and DARRELL D. PITTARD ("Employee").

                              W I T N E S S E T H:

     WHEREAS, as of the Effective Date, Employee continued as Chairman of the Board and Chief Executive Officer of the Company and continued as Chairman of the Board and Chief Executive Officer of Employer;

     WHEREAS, the Board of Directors of Employer and the Company consider the establishment and maintenance of highly competent and skilled management personnel for Employer and the Company to be essential to protecting and enhancing their best interests;

     WHEREAS, the Boards of Directors of Employer and the Company are desirous of inducing Employee to remain in the employ of Employer and the Company, subject to the terms and conditions hereof;

     WHEREAS, Employee is desirous of remaining in the employ of the Company and Employer, subject to the terms and conditions hereof; and

     WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer and the Company;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  Definitions.  The following terms used in this Agreement shall have the
         -----------
following meanings:
     (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (e) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.
     (b) "Change of Control" shall be deemed to have occurred if:

     (i) After any transaction any person (or persons acting in concert), partnership, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting
                                           --
securities of the Company;

     (ii) the Company, or substantially all of the assets of the Company, shall be sold or transferred to, or consolidated or merged with, another corporation; or

     (iii) Employer, or substantially all of the assets of Employer, shall be sold or transferred to, or consolidated or merged with, another corporation which is not a majority owned subsidiary of the Company;

Provided, however, if the Company shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of the Company immediately before such acquisition, merger, or consolidation.
     (c) "Disability" shall mean the complete inability of Employee to perform his duties for Employer and/or the Company under this Agreement on a full-time basis, as determined by an independent physician selected with the approval of Employer and/or the Company and Employee.
     (d) "Event of Termination" shall mean the termination by Employer and/or the Company of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (g) of this paragraph or termination following a continuous period of disability exceeding twelve (12) calendar months pursuant to paragraph 6(a) of
                             --
this Agreement.
     (e) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.
     (f) "Severance Amount" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Internal Revenue Code (as amended).
     (g) "Termination for Cause" shall have the meaning provided in paragraph 7(a) of this Agreement.

     2.  Employment.  Employer and the Company agree to continue Employee in
         ----------
their employ, and Employee agrees to remain in the employ of Employer and the Company, as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board and Chief Executive Officer of Employer, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his positions and shall from time to time be assigned to him by the Boards of Directors of Employer and the Company in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer and the Company. At all times, Employee shall manage and conduct the business of Employer and the Company in accordance with the policies established by the Boards of Directors of Employer and the Company, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Boards of Directors of Employer and the Company, which shall review Employee's performance at least annually. The Boards of Directors of Employer and the Company shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 7 of this Agreement.

     3.  Term and Duties.
         ---------------
     (a) Term of Employment.  This Agreement and the period of Employee's
         ------------------
employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of thirty-six (36) full calendar
                                                              --
months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such thirty-six (36) months, in which
                                                        --
case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's term of employment shall be extended for an additional twelve

(12) month period provided that the Boards of Directors of Employer and the
 --
Company determine that the performance of Employee has met said Boards' requirements and standards and further that this Agreement shall be extended.

     (b) Performance of Duties.  During the period of employment hereunder,
         ---------------------
except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee's duties shall be divided between Employer and the Company at the direction and in the discretion of the Boards of Directors of Employer and the Company as is commensurate with the division of salary set forth in paragraph 4(a) of this Agreement. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer or the Company, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.
     (c) Office of Employee.  The office of Employee shall be located at the
         ------------------
principal office of Employer in Milledgeville, Georgia, or at such other location within the State of Georgia as Employer and the Company may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, the Company and/or Employer shall reimburse Employee for all his reasonable moving expenses.
     (d) No Other Agreement.  The Employee shall have no employment contract or
         ------------------
other written or oral agreement concerning employment with any entity or person other than Employer and the Company during the term of his employment under this Agreement.
     (e) Uniqueness of Employee's Services.  Employee hereby represents that the
         ---------------------------------
services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer and/or the Company, in addition to any rights or remedies which Employer and/or the Company may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.  Compensation and Reimbursement of Expenses.
         ------------------------------------------
     (a) Salary.  Subject to the provisions of paragraph 7 hereof, Employer
         ------
shall pay Employee, as compensation for serving as Chairman of the Board and
Chief Executive Officer of Employer, an initial Base Salary of $             ;
                                                               --------------
such initial Base Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. For each twelve-month period, ______% of Employee's Base Salary shall be ascribed to and be reflected upon the books and records of the Company for services performed by Employee for the Company. Employee's Base Salary and any Incentive Compensation (as defined in paragraph 4(b) hereof) shall be reviewed and approved at least annually by the Boards of Directors of Employer and the Company, or any committee(s) designated thereby. Said Boards or Committee(s), if warranted in their discretion, may increase Employee's Base Salary to reflect Employee's performance.
     (b) Incentive Compensation.  During the Term of Employment, Employee shall
         ----------------------
be eligible to participate in any incentive bonus plans maintained by Employer and/or the Company for its/their executive officers. It is contemplated that an annual incentive bonus plan will be maintained by Employer and/or the Company which will establish individual performance goals for Employee each and every fiscal year during the Term of Employment, with Employee being awarded a bonus ("Incentive Compensation") of not less than twenty-five percent (25%) of his then current
                                                     --
Base Salary upon the attainment, in the discretion of the Boards of Directors of Employer and/or the Company or any committee(s) designated thereby, of Employee's individual performance goals and certain specified corporate objectives. The payment to Employee of any Incentive Compensation as aforesaid shall be made by Employer and/or the Company in accordance with the policy or policies established by the Boards of Directors of Employer and/or the Company or any committee(s) designated thereby. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (i) in compliance with regulations, thrift bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and/or the Company and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer and the Company, (iii) closely monitored by the Boards of Directors of Employer and the Company and
(iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.
     (c) Reimbursement of Expenses.  Employer and/or the Company shall pay or
         -------------------------
reimburse Employee for all reasonable travel and other expenses incurred by Employee in the performance of his obligations and duties under this Agreement as provided in the applicable policies of Employer and/or the Company, as currently adopted or as may be adopted in the future by the Boards of Directors of Employer and/or the Company.

     (d) Provision for Business Development Expenses.  In additional to the
         -------------------------------------------
forgoing, Employer and the Company believe that their best interests will be more fully served if Employee maintains active membership in or joins appropriate business or social clubs and other professional associations. Accordingly, Employer shall also reimburse Employee for the dues and business related expenditures associated with Employee's membership in such appropriate business or social clubs and such other professional associations which are commensurate with his positions and approved by the Boards of Directors of Employer and the Company. Additionally, to the extent that Employee is required to pay an initiation fee to join such appropriate business or social clubs, Employer will loan Employer an amount not to exceed twenty percent (20%) of
                                                                    ---
employee's Base Salary (the "Business Development Loan"). The Business Development Loan shall be evidenced by an unsecured promissory note bearing interest at the lowest prime rate charged by any bank or thrift subsidiary of the Company, with all principal and interest due and payable in three (3) years
                                                                       -
or upon the termination of Employee's employment, whichever shall first occur. In the event that Employee is still employed by Employer at the expiration of three (3) years, or, if no longer employed, was terminated as a result of either
       -
an Event of Termination under paragraph 7(b) or an Event of Termination under Paragraph 7(c), then Employer will forgive the entire indebtedness represented by the Business Development Loan, including the principal and all accrued interest.

     (e) Provision of Automobile.  Employer and/or the Company shall provide
         -----------------------
Employee with an automobile commensurate with Employee's position(s) and shall reimburse Employee for all reasonable expenses (including, without limitation, the cost of insurance coverage) relating to the operation and maintenance of said automobile. Employer and/or the Company shall maintain, at its/their expense, automobile liability insurance to protect Employee and Employer and/or the Company, as their respective interest may appear, against claims arising out of the use of said automobile (or any other motor vehicle) in the course of Employee's employment hereunder.
     (f) "Golden Parachute" Provision.  Notwithstanding anything contained in
         ----------------------------
this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise to Employee, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.  Participation in Benefit Plans.  The payments provided in paragraph 4,
         ------------------------------
6, and 7 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employer and/or the Company shall be or shall become eligible. Said benefit shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.  Benefits Payable Upon Disability.
         --------------------------------
     (a) Disability Benefits.  In the event of the Disability of Employee,
         -------------------
Employer and the Company  shall continue to pay Employee 100% of Employee's then
                                                         ----
current Base Salary pursuant to paragraph 4(a) during the first twelve (12)
                                                                        --
months of a continuous period of disability. It is provided, however, that in the event Employee is disabled for a continuous period exceeding twelve (12)
                                                                         --
months, Employer and/or the Company may, at its election, terminate this Agreement, in which event payment of Employee's Base Salary shall cease.
     (b) Disability Benefit Offset.  Any amounts payable under paragraph 6(a)
         -------------------------
hereof shall be reduced by any amounts paid to Employee under any other disability program or policy of insurance maintained by Employer and/or the Company.

     7.  Payments to Employee Upon Termination of Employment.  The Boards of
         ---------------------------------------------------
Directors of Employer and the Company may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and/or the Company and Employee in the event of such termination are set forth in this paragraph 7 as follows:
     (a) Termination for Cause.  Employee shall have no right to compensation or
         ---------------------
other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Boards of Directors of Employer and the Company in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 8(a) and (b) hereof, the termination of this Agreement under paragraphs 8(c) and (d) hereof, the failure of Employee to follow reasonable written instructions of the Boards of Directors of Employer and/or the Company, or a material breach of Employee of any provision of this Agreement. Termination for Cause from the Employer and/or the Company shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors and/or the Company's Board of Directors, respectively, specifying Employee's Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the applicable Board(s) of Directors called in accordance with the By-Laws of Employer and/or the Company. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and/or the Company and Employee.
     (b) Event of Termination Without Change of Control.  Upon the occurrence of
         ----------------------------------------------
an Event of Termination, other than after a Change of Control as provided in paragraph 7(c) hereof, Employer and/or the Company shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's then current Base Salary plus any Incentive
       -
Compensation paid to Employee during the immediately preceding twelve (12)
                                                                       --
months, to be paid in full on the last day of the month following the date of said Event of Termination.
     (c) Event of Termination in Connection With a Change of Control.  If during
         -----------------------------------------------------------
the term of this Agreement and within one (1) year immediately following a
                                           -
Change of Control or within six (6) months immediately prior to such Change of
                                 -
Control:
     (i) Employee's employment with Employer under this Agreement is terminated by an Event of Termination; or
     (ii) the status, character, capacity, and circumstances of Employee's employment as provided in paragraphs 2 and 3 of this Agreement have been materially altered by Employer or the Company whether by a reduction in salary, responsibilities, authority, or benefits, and Employee voluntary terminates the employment contemplated by this Agreement for that reason;

then Employer and/or the Company shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's then current Base Salary
                                    -
plus any Incentive Compensation paid to Employee during the immediately preceding twelve (12) months, to be paid in full on the last day of the month
                  --
following the date of said Event of Termination or Employee's voluntary termination under (ii) above. In no event shall the payment(s) described in this paragraph 7(c) exceed the amount permitted by Section 280G of the Internal Revenue Code (as amended). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Internal Revenue Code (as amended) or any successor thereof and the regulations and rulings thereunder ("Section 280G")) of both the Severance Amount and all other payments to Employee in the nature of compensation which are contingent on a change in ownership or effective control of the Employer or Company or in the ownership of a substantial portion of the assets of Employer or Company (the "Aggregate Severance") would result in a parachute payment (as determined under
Section 280G) then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Employee's base amount (as determined under Section
280G) for the base period (as determined under Section 280G). In the event the Aggregate Severance is required to be reduced pursuant to this paragraph 7(c), Employee shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Employee's average annual compensation shall be based on the most recent five taxable years ending before the Change of Control (or the period during which Employee was employed by Employer and/or the Company if Employee has been employed by Employer and/or the Company for less than five years).
     (d) Voluntary Termination of Employment.  Employee shall have no right to
         -----------------------------------
compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 7(b) and 7(c) hereof.

     8.  Vacation and Sick Leave.  Employee shall be entitled, without loss of
         -----------------------
pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time, provided that:
     (a) Employee shall be entitled to an annual vacation in accordance with the policies that the Boards of Directors of Employer and/or the Company periodically establish(es) for senior management employees of Employer and/or the Company.
     (b) Employee shall not receive any additional compensation from Employer and/or the Company on account of his failure to take a vacation, and Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Boards of Directors of Employer and/or the Company.
     (c) In addition to the aforesaid paid vacations, Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment obligations with Employer and the Company for such additional periods of time and for such valid and legitimate reasons as the Boards of Directors of Employer and/or the Company may in its/their discretion approve. It is also provided that the Boards of Directors of Employer and/or the Company may grant to Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Boards of Directors of Employer and/or the Company may in its/their discretion determine.
     (d) Employee shall be further entitled to an annual sick leave benefit as may be established by the Boards of Directors of Employer and/or the Company.

     9.  Regulatory Suspension.
         ---------------------
     (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer or the Company by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the obligations of Employer and the Company under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer and/or the Company may in their discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.
     (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer or the Company by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer and the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.
     (c) If Employer and/or the Company is/are in "default" as defined in
Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.
     (d) All obligations under this Agreement shall be terminated, except to the extent that it may be determined by any state or federal regulatory agency or body having authority over Employer or the Company that continuation of this Agreement is necessary for the continued operation of Employer or the Company, at any time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Employer or the Company under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, at any time the FDIC approves a supervisory merger to resolve problems related to the operation of Employer and/or the Company, or when Employer and/or the Company is/are determined by the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), or the FDIC to be in an unsafe and unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

     10.  Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to Employer's and the Company's business, including, without limitation, the identity of the customers, deposits business records, other trade secrets, and other similar confidential information relating to Employer and the Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and the Company respectively, constitutes trade secrets of Employer and the Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and the Company. As a material inducement to Employer and the Company to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year from the end of such
                         -
employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and the Company so long as it is not known by competitors of Employer and/or the Company and that Employer and the Company have taken reasonable steps to keep all such information and trade secrets confidential.

     11.  Source of Payments.  All payments provided in paragraphs 4, 6, and 7
          ------------------
hereof shall be paid in cash from the general funds of Employer and/or the Company as provided herein, and no special or separate fund shall be established by Employer or the Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Company may make to meet the obligations hereunder.

     12.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and the Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraph 10 hereof, and in view of the lack of an adequate remedy at law to protect Employer's and the Company's interests, Employer and the Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction enjoining Employee from any violation of the covenants and agreements set forth in paragraph 10 hereof, which injunction shall be of a duration consistent with the provisions of paragraph 10 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Company are or may be entitled at law or in equity respecting this Agreement.

     13.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     14.  Federal Income Tax Withholding.  Employer and the Company may withhold
          ------------------------------
from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     15.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among the Employer and/or the Company and Employee.

     16.  General Provisions.
          ------------------
     (a) Nonassignability.  Neither this Agreement nor any right or interest
         ----------------
hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer and the Company; provided, however, that nothing in this paragraph 16(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

     (b) No Attachment.  Except as required by law, no right to receive payments
         -------------
under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.
     (c) Binding Agreement.  This Agreement shall be binding upon, and inure to
         -----------------
the benefit of, Employer, the Company and Employee and their respective heirs, successors, assigns, and legal representatives.

     17.  Modification and Waiver.
          -----------------------
     (a) Amendment of Agreement.  This Agreement may not be modified or amended
         ----------------------
except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.
     (b) Waiver.  No term or condition of this Agreement shall be deemed to have
         ------
been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     18.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     19.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     20.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     21.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     22.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

     To Employer and
           the Company:  Chairman, Compensation Committee
                         Board of Directors
                         Premier Bancshares, Inc.
                         2180 Atlanta Plaza
                         950 E. Paces Ferry Road
                         Atlanta, Georgia  30326

                         -and-

     Copied to:  Steven S. Dunlevie, Esq.
                 Womble Carlyle Sandridge & Rice, PLLC
                 Suite 700
                 1275 Peachtree Street
                 Atlanta, Georgia 30309


 To Employee:    Mr. Darrel D. Pittard
                 5385 Peachtree Dunwoody Road
                 503 Post Terrace Apartments
                 Atlanta, Georgia 30342

     IN WITNESS WHEREOF, Employer and the Company have caused this Agreement to be executed and their seal to be affixed hereunto by their duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:          PREMIER BANCSHARES, INC.


                            By:
----------------------         ---------------------------------------
Secretary                      Darrell D. Pittard
(CORPORATE SEAL)               Chairman of the Board



ATTEST:                     PREMIER LENDING CORPORATION


                            By:
----------------------         ---------------------------------------
Secretary                      Darrell D. Pittard
(CORPORATE SEAL)               Chairman of the Board



----------------------      -----------------------------------(SEAL)
Witness                     DARRELL D. PITTARD